UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 16, 2004

RailAmerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20618	65-0328006

(Commission File Number)	(IRS Employer Identification No.)

5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487

(Address of Principal Executive Offices) (Zip Code)

(561) 994-6015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On August 16, 2004, RailAmerica, Inc. (the “Company”) issued a press release announcing that the State of Victoria will grant consent to the acquisition of Freight Australia by Pacific National. The State’s agreement to consent is an essential element to RailAmerica’s transfer to Pacific National of its 45-year lease of the Victorian Freight Network. Completion of the transaction is expected to take place in the third quarter of 2004. A copy of the press release is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) The following exhibit is being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated August 16, 2004, issued by RailAmerica, Inc. announcing the State of Victoria’s consent of the sale of the Company’s Freight Australia operation to Pacific National

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.
Date: August 16, 2004	By:	/s/ Michael J. Howe
		Name:	Michael J. Howe
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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